Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED

REIMBURSEMENT AGREEMENT

This Amendment, dated as of December 9, 2010, is made by and between CELLU TISSUE-CITYFOREST LLC, a Minnesota limited liability company (the “Borrower”), and ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

RECITALS

The Borrower and the Bank have entered into an Amended and Restated Reimbursement Agreement dated as of March 21, 2007 as amended by that certain First Amendment to Amended and Restated Reimbursement Agreement dated as of December 4, 2009 (as so amended, the “Reimbursement Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Reimbursement Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Reimbursement Agreement, which the Bank is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Reimbursement Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Reimbursement Agreement is amended by adding or amending, as the case may be, the following definitions:

“Change of Control Closing Date” means the date, if any, on which Clearwater Paper Corporation or any affiliate thereof (“Clearwater”) acquires, directly or indirectly, ownership of more than 50% of the total outstanding voting Equity Interests of Cellu Tissue.

“Revolving Credit Termination Date”: The date which is the earlier of: (a) February 15, 2012; or (b) the date upon which the obligation of the Bank to make Revolving Loans is terminated pursuant to Section 4.3 or Section 10.2; or (c) the Change of Control Closing Date.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Reimbursement Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Consent to Change of Control. The Borrower has advised the Bank that Cellu Tissue has agreed, subject to applicable shareholder approval to be acquired by Clearwater (the “Acquisition”). The Bank hereby consents to the Acquisition and waives any Default or Event of Default that would otherwise occur or exist under the Reimbursement Agreement, the Cellu Tissue Bank Guaranty or any other Loan Document as a result of the Acquisition and the Change of Control resulting therefrom.

The Borrower expressly acknowledges and agrees that upon the closing of the Acquisition and the occurrence of the Change of Control resulting therefrom, the Revolving Credit Termination Date shall occur, the Revolving Credit Commitment shall be terminated and any outstanding Revolving Loans shall be due and payable in full. In addition, the Borrower specifically agrees that notwithstanding the fact that the Bank has, contemporaneously with the execution hereof by the Borrower, extended the expiration date of the Bonds Letter of Credit to February 15, 2012, in the event that the Change of Control Closing Date occurs, the Borrower shall, on or before September 30, 2011, cause the Bonds Letter of Credit to be replaced with a substitute letter of credit from a third party bank and shall cause the original Bonds Letter of Credit to be returned to the Bank with no unreimbursed draws having been made thereon. The failure of the Borrower to cause the original Bonds Letter of Credit to be so replaced and returned to the Bank by September 30, 2011 shall constitute an Event of Default hereunder.

4. Amendment Fees. The Borrower shall pay the Bank as of the date hereof, a fully earned, non-refundable fee in the amount of $125,000 in consideration of the Bank’s execution of this Amendment.

5. Conditions Precedent. This Amendment shall be effective when the Bank shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Bank in its sole discretion:

(a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by Cellu Tissue.

(b) A Certificate of the Secretary of the Borrower certifying as to (i) the written consent of the sole member of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of organization and member control agreement of the Borrower, which were previously certified and delivered to the Bank, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates required to be executed and delivered on behalf of the Borrower pursuant to the requirements of this Amendment.

(c) A Certificate of the Secretary of Cellu Tissue certifying as to (i) the resolutions of the Board of Governors of Cellu Tissue approving the execution and delivery of this Amendment, (ii) attaching a true and correct copy of the certificate of incorporation and bylaws of Cellu Tissue as in effect on the Closing Date, and (iii) setting forth the sample signatures of each of the officers and agents of Cellu Tissue authorized to execute and deliver this Amendment and all other documents, agreements and certificates required to be executed and delivered on behalf of Cellu Tissue pursuant to the requirements of this Amendment.

(d) An Opinion of Counsel of the Borrower and Cellu Tissue addressed to the Lender.

(e) Payment of the fee described in Paragraph 4 above.

6. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary limited liability company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any Governmental Rule, or the articles of organization or limited liability company operating agreement of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article VII of the Reimbursement Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7. References. All references in the Reimbursement Agreement to “this Agreement” shall be deemed to refer to the Reimbursement Agreement as amended hereby; and any and all references in the Loan Documents to the Reimbursement Agreement shall be deemed to refer to the Reimbursement Agreement as amended hereby.

8. No Waiver. Except as expressively set forth in paragraph 3 above, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Reimbursement Agreement or breach, default or event of default under any Loan Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

9. Release. The Borrower and Cellu Tissue by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Cellu Tissue has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Reimbursement Agreement to pay or reimburse the Bank on demand and/or at closing for all costs and expenses incurred by the Bank in connection with the Reimbursement Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto whether or not this Amendment becomes effective. The Borrower hereby agrees that the Bank may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Reimbursement Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fees required under paragraph 4 hereof.

11. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ASSOCIATED BANK, NATIONAL ASSOCIATION		CELLU TISSUE-CITYFOREST LLC

By	/s/ Paul E. Way	By	/s/ David J. Morris
	Paul E. Way		David J. Morris
	Its: Senior Vice President		Its: Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Cellu Tissue CityForest, LLC, a Minnesota limited liability company (the “Borrower”) to Associated Bank, National Association. (the “Bank”) pursuant to a Guaranty dated as of March 21, 2007, (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of his its Guaranty; and (iv) acknowledges that the Bank may amend, restate, extend, renew or otherwise modify the Reimbursement Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Bank.

CELLU TISSUE HOLDINGS, INC.

By	/s/ David J. Morris
David J. Morris
Its: Chief Financial Officer and
Senior Vice President-Finance